 Exhibit 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Timothy Roberts, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of HashingSpace Corporation on Form 10-K for the fiscal year ended May 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of HashingSpace Corporation.

	By:	/s/ TIMOTHY ROBERTS
Date: August 31, 2015	Name:	Timothy Roberts
	Title:	Chief Executive Officer

I, Terrance Taylor, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of HashingSpace Corporation on Form 10-K for the fiscal year ended May 31, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of HashingSpace Corporation.

	By:	/s/ TERRANCE TAYLOR
Date: August 31, 2015	Name:	Terrance Taylor
	Title:	Chief Financial Officer